Exhibit 99.1

FOR RELEASE AT 3:00 PM CDT

Contact:  Dennis Bowe
Vice President and
Chief Financial Officer
414-247-3399
www.strattec.com

STRATTEC SECURITY CORPORATION
REPORTS FISCAL 2024 FIRST QUARTER
OPERATING RESULTS

Milwaukee, Wisconsin – October 26, 2023 -- STRATTEC SECURITY CORPORATION (“STRATTEC” or the “Company”) (NASDAQ:STRT) today reported operating results for the fiscal first quarter ended October 1, 2023.

Net sales for the first quarter ended October 1, 2023 were $135.4 million, compared to net sales of $120.4 million for the first quarter ended October 2, 2022.  Net income was $4.2 million in the current year first quarter, compared to net income of $125,000 in the prior year first quarter.  Diluted earnings per share for the current year quarter were $1.05 and for the prior year first quarter were $0.03.

Net sales to each of our customers in the current year quarter and prior year quarter were as follows (in thousands):

	Three Months Ended
	October 1, 2023	October 2, 2022

General Motors Company	$40,505	$38,150
Stellantis	27,297	17,155
Ford Motor Company	26,909	24,616
Tier 1 Customers	18,122	17,309
Commercial and Other OEM Customers	14,197	14,826
Hyundai / Kia	8,376	8,304
TOTAL	$135,406	$120,360

The higher revenues this quarter reflect $10.8 million of negotiated pricing relief, $8.0 million of which relates to one-time retroactive pricing for parts shipped in the prior fiscal year, while the remaining $2.8 million is attributable to ongoing increases in current part prices.  In addition, the company benefited from increased sales to Ford Motor Company of new power end gate content for their new F-Series Super Duty Pickup.  The same vehicle also drove increased sales of new door hardware sold through Tier 1 Customers.  Higher sales to Stellantis reflects increased vehicle production of their minivan, while sales to Commercial and Other OEM Customers declined year-over-year due to the ending of a door handle program with Honda.

Gross Profit margins improved to 13.8% compared with 10.4% in the prior year driven primarily by the pricing relief achieved, of which 4.7 percentage points was one-time retroactive pricing related.  Major offsetting items to the positive margin effect of pricing in the quarter were an unfavorable U.S. dollar to Mexican Peso exchange rate combined with a mandatory 20% Mexican minimum wage increase in 2023 and higher freight costs.

Included in Other (Expense) Income, Net in the current year quarter compared to the prior year quarter were the following items (in thousands of dollars):

	October 1,	October 2,
	2023	2022

Equity (Loss) Earnings of VAST LLC Joint Venture	$(265)	$527
Net Foreign Currency Transaction Gain	226	132
Other	(92)	(425)
	$(131)	$234

Effective June 30, 2023, STRATTEC sold its one-third interest in VAST LLC in an agreement that bolstered our balance sheet with $18.5 million of cash, captured the remaining 20% ownership of STRATTEC Power Access Group not owned by STRATTEC and created greater flexibility for STRATTEC to enter new segments and markets in the future.  The current year quarter equity loss of the joint venture was the result of additional professional fees incurred during the current period related to the VAST transaction.

Frank Krejci, President and CEO commented: “I am very proud of our entire team for the results in the quarter.  The team was able to capture inflationary price increases in the form of one-time recoveries as well as enhanced margins for the future.   Additionally, the higher sales beyond the pricing relief achieved in the quarter reflected our ability to increase the reach of our most successful products across the product line-ups of our customers.  And in support of our effort to protect margins, we implemented a salaried staff reduction in our Mexican operations.  Like everyone connected to the auto industry, we are concerned about the UAW strike. While the strike only modestly affected our sales in September, the situation has changed considerably in October as the strike escalated to include the manufacturing of high-volume pickup trucks and SUVs for our three major customers.    We will continue to adjust our execution to whatever the outcome, however, our earnings will be negatively impacted until the strike ends, at which time we will work in earnest with our customers to try and recover lost sales and profitability.  Fortunately, our exit of a long-standing joint venture arrangement at the end of our prior fiscal year has meaningfully strengthened our balance sheet while providing greater focus on our core business.  Now with greater control over our business, we look forward to the future.”

STRATTEC designs, develops, manufactures and markets automotive Access Control Products, including mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings, latches, power sliding side door systems, power lift gate systems, power deck lid systems, door handles and related products. These products are provided to customers in North America, and on a global basis through a unique strategic relationship with WITTE Automotive of Velbert, Germany and ADAC Automotive of Grand Rapids, Michigan.  Under this relationship, STRATTEC, WITTE and ADAC market each company’s products to global customers as cooperating partners of the “VAST Automotive Group” brand name.  STRATTEC’s history in the automotive business spans over 110 years.

Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.”   Such forward-looking statements in this release are inherently subject to many uncertainties in the Company’s operations and business environment.  These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, changes in warranty provisions and customer product recall policies, work stoppages at the Company or at the location of its key customers as a result of labor disputes, foreign currency fluctuations, uncertainties stemming from U.S. trade policies, tariffs and reactions to same from foreign countries, the volume and scope of product returns, adverse business and operational issues resulting from the continuing effects of the coronavirus (COVID-19) pandemic, matters adversely impacting the timing and availability of component parts and raw materials needed for the production of our products and the products of our customers and fluctuations in our costs of operation (including fluctuations in the cost of raw materials).  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.  In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

STRATTEC SECURITY CORPORATION
Condensed Results of Operations
(In Thousands except per share amounts)
(Unaudited)

	First Quarter Ended
	October 1, 2023	October 2, 2022

Net Sales	$135,406	$120,360

Cost of Goods Sold	116,686	107,864

Gross Profit	18,720	12,496

Engineering, Selling & Administrative Expenses	12,614	12,700

Income (Loss) from Operations	6,106	(204)

Interest Expense	(220)	(129)

Interest Income	87	-

Other (Expense) Income, net	(131)	234

Income (Loss) Before Provision for Income Taxes and Non- Controlling Interest	5,842	(99)

Provision (Benefit) for Income Taxes	1,387	(36)

Net Income (Loss)	4,455	(63)

Net Income (Loss) Attributable to Non-Controlling Interest	290	(188)

Net Income Attributable to STRATTEC SECURITY CORPORATION	$4,165	$125

Earnings Per Share:
Basic	$1.05	$0.03
Diluted	$1.05	$0.03

Average Basic Shares Outstanding	3,948	3,899

Average Diluted Shares Outstanding	3,974	3,929

Other
Capital Expenditures	$2,920	$4,718
Depreciation	$4,385	$4,497

STRATTEC SECURITY CORPORATION
Condensed Balance Sheet Data
(In Thousands)
(Unaudited)

	October 1, 2023	July 2, 2023

ASSETS
Current Assets:
Cash and Cash Equivalents	$15,665	$20,571
Receivables, net	87,470	89,811
Inventories, net	81,367	77,597
Customer Tooling in Progress, net	22,673	20,800
Value Added Tax Recoverable	15,054	7,912
Other Current Assets	5,622	9,091
Total Current Assets	227,851	225,782
Other Long-term Assets	20,452	20,702
Property, Plant and Equipment, net	92,316	94,446
	$340,619	$340,930

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$50,297	$57,927
Value Added Tax Payable	8,473	6,499
Borrowings Under Credit Facility - Current	13,000	-
Other	45,624	44,560
Total Current Liabilities	117,394	108,986
Accrued Pension and Postretirement Obligations	2,392	2,363
Borrowings Under Credit Facility - Long-Term	-	13,000
Other Long-term Liabilities	5,532	5,557
Shareholders’ Equity	339,261	334,683
Accumulated Other Comprehensive Loss	(14,527)	(14,194)
Less: Treasury Stock	(135,514)	(135,526)
Total STRATTEC SECURITY
CORPORATION Shareholders’ Equity	189,220	184,963
Non-Controlling Interest	26,081	26,061
Total Shareholders’ Equity	215,301	211,024
	$340,619	$340,930

STRATTEC SECURITY CORPORATION
Condensed Cash Flow Statement Data
(In Thousands)
(Unaudited)

	First Quarter Ended
	October 1, 2023	October 2, 2022

Cash Flows from Operating Activities:
Net Income (Loss)	$4,455	$(63)
Adjustments to Reconcile Net Income (Loss) to
Cash (Used in) Provided by Operating Activities:
Depreciation	4,385	4,497
Equity Loss (Earnings) in Joint Ventures	265	(527)
Foreign Currency Transaction (Gain) Loss	(226)	71
Unrealized Gain on Peso Forward Contracts	-	35
Stock Based Compensation Expense	505	611
Change in Operating Assets/Liabilities	(13,156)	(45)
Other, net	(100)	122

Net Cash (Used in) Provided by Operating Activities	(3,872)	4,701

Cash Flows from Investing Activities:
Proceeds from Sale of Interest in VAST LLC	2,000	-
Additions to Property, Plant & Equipment	(2,920)	(4,718)

Net Cash Used in Investing Activities	(920)	(4,718)

Cash Flows from Financing Activities:
Borrowings on Line of Credit Facility	2,000	5,000
Payments on Line of Credit Facility	(2,000)	(3,000)
Dividends Paid to Non-Controlling Interest of Subsidiary	-	(600)
Exercise of Stock Options and Employee Stock Purchases	17	126

Net Cash Provided by Financing Activities	17	1,526

Effect of Foreign Currency Fluctuations on Cash	(131)	47

Net (Decrease) Increase in Cash & Cash Equivalents	(4,906)	1,556

Cash & Cash Equivalents:
Beginning of Period	20,571	8,774
End of Period	$15,665	$10,330